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                                                                    EXHIBIT 10.1

                               AMENDMENT NO. 1 TO
             AMENDED AND RESTATED CORRECTIONS CORPORATION OF AMERICA
                            2000 STOCK INCENTIVE PLAN

      WHEREAS, Corrections Corporation of America, a Maryland corporation (the "Company"), has adopted the Amended and Restated Corrections Corporation of America 2000 Stock Incentive Plan (the "Plan");

      WHEREAS, the Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee");

      WHEREAS, Section 6(h) of the Plan currently provides, among other things, that, except as otherwise provided in an Award Agreement (as defined in the Plan), Options (as defined in the Plan) granted under the Plan shall not be transferable by an Optionee otherwise than by will or by the laws of descent and distribution;

      WHEREAS, the Company desires to amend the Plan to also permit an Optionee to transfer Nonqualified Stock Options (as defined in the Plan) granted to him or her under the Plan to a "permitted transferee" (as defined below); and

      WHEREAS, the Company's Board of Directors and the Compensation Committee considered and approved the foregoing through this Amendment to the Plan (the "Amendment"), and the Company intends that all Options granted under the Plan (unless otherwise provided for in any individual Award Agreement) be subject to the Plan as amended hereby.

      NOW, THEREFORE, effective as of September 23, 2004, Section 6(h) of the Plan is hereby amended as follows:

      By deleting Section 6(h) of the Plan in its entirety and substituting therefor the following:

      "(h) Transferability of Options. Except as provided in this Section 6(h), no Options shall be (i) transferable otherwise than by will or the laws of descent and distribution, or (ii) exercisable during the lifetime of the Participant by anyone other than the Participant. Nonqualified Options granted to a Participant, may be transferred by such Participant to a permitted transferee (as defined below), provided that (i) such Nonqualified Options shall be fully vested; (ii) there is no consideration for such transfer (other than receipt by the Participant of interests in an entity that is a permitted transferee); (iii) the Participant (or such Participant's estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Options; (iv) the Participant shall notify the Company in writing prior to such transfer and disclose to the Company the name and address of the permitted transferee and the relationship of the permitted transferee to the Participant; and

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      (v) such transfer shall be effected pursuant to transfer documents in a form approved by the Company. A permitted transferee may not further assign or transfer any such transferred Nonqualified Options otherwise than by will or the laws of descent and distribution. Following the transfer of Nonqualified Options to a permitted transferee, such Nonqualified Options shall continue to be subject to the same terms and conditions that applied to them prior to their transfer by the Participant, except that they shall be exercisable by the permitted transferee to whom such transfer was made rather than by the transferring Participant. For the purposes of the Plan, the term "permitted transferee" means, with respect to a Participant, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including adoptive relationships, and
      (ii) a trust in which the Participant or the persons described in clause
      (i) above have more than fifty percent of the beneficial interest."

      FURTHER, all references to Section 6(h) of the Plan and all other terms and provisions of the Plan for which an amendment is necessary to further the purpose of this Amendment are hereby amended to conform with the terms of this Amendment.

                                    CORRECTIONS CORPORATION OF AMERICA

                                    By: _______________________________________
                                    Name: David Garfinkle
                                    Title: Vice President, Finance

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